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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2002

JKC Group, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-9502 (Commission File Number)	13-3016967 (I.R.S. Employer Identification No.)
1385 Broadway New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant's telephone number, including area code: (212) 840-0880

Item 5.    Other Events

        On October 11, JKC Group, Inc., formerly Stage II Apparel Corp. (the "Company"), entered into an amendment to its stock purchase agreement with Zi Corporation relating to the Company's pending acquisition of Magic Lantern Communications, Ltd. The amendment changes the Company's undertaking to reincorporate in Delaware from a closing condition to a post closing covenant. It also memorializes the parties' determinations pertaining to the outside closing date for the acquisition and the initial grants under a stock option plan adopted in connection with the acquisition. The Magic Lantern acquisition as well as the option plan and a related proposal for a change in the corporate name of the Company are subject to approval by its shareholders at a special meeting scheduled for November 7, 2002.

Item 7.    Financial Statements and Exhibits

  (a)
  None

  (b)
  None

  (c)
  Exhibits.

Exhibit Number	Exhibit
10.1	Amendment No. 1 dated as of October 11, 2002 to Stock Purchase Agreement dated as of August 2, 2002 among JKC Group, Inc., JKC Alberta Ltd. and Zi Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JKC GROUP, INC.
Date: October 15, 2002	By:	/s/ RICHARD SISKIND Richard Siskind Chief Executive Officer (Duly Authorized Officer) (Principal Executive Officer)

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES